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                                  SCHEDULE 13D

CUSIP No. 574670 10 5                                               Page 8 of 11

                                                                       Exhibit A

                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(l)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on
Schedule 13D, to which this exhibit is attached, is filed on his or her behalf.

Dated: December 21, 2006


                                 METLIFE, INC.


                                 By: /s/ Steven A. Kandarian
                                     -------------------------------------------
                                     Name:  Steven A. Kandarian
                                     Title: Executive Vice President and
                                            Chief Investment Officer



                                 METROPOLITAN LIFE INSURANCE COMPANY


                                 By: /s/ Steven A. Kandarian
                                     -------------------------------------------
                                     Name:  Steven A. Kandarian
                                     Title: Executive Vice President and
                                            Chief Investment Officer